As filed with the Securities and Exchange Commission on December 16, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3
REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EROS STX GLOBAL CORPORATION

(Exact name of registrant as specified in its charter)

Isle of Man	7822	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3900 West Alameda Avenue, 32nd Floor

Burbank, California 91505

Tel: (818) 524-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Noah Fogelson
3900 West Alameda Avenue, 32nd Floor

Burbank, California 91505

Tel: (818) 524-7000
Email: noah@erosstx.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act . : ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)(2)	Proposed maximum offering price per unit(2)	Aggregate maximum offering price(2)	Amount of registration fee
A Ordinary shares, par value GBP 0.30 per share	196,262,905	$2.12	$416,077,359	45,394.04
TOTAL			$416,077,359	$45,394.04

(1)	The registrant is registering for resale by the selling shareholders herein a total of up to 196,262,905 A ordinary shares. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) this registration statement also covers any additional securities that may be offered or issued in connection with any share sub-division, share capitalization or similar transaction.
(2)	Estimated solely for the purpose of calculating the registration fee under Rule 457(c) of the Securities Act of 1933, based on the average of the high and low prices of an A ordinary share on the New York Stock Exchange on December 11, 2020, which was $2.12.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a) of the Securities Act of 1933, as amended, may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 16, 2020

PROSPECTUS

EROS STX GLOBAL CORPORATION

196,262,905 A Ordinary Shares offered by the Selling Shareholders

_____________

The selling shareholders identified in this prospectus may offer and sell, from time to time, in one or more offerings, up to 196,262,905 of our A ordinary shares. We will not receive any of the proceeds from the sale of A ordinary shares by the selling shareholders.

The distribution of the A ordinary shares by the selling shareholders may be effected from time to time by a variety of methods, including:

•	in underwritten public offerings;
•	in ordinary brokerage transactions on securities exchanges, including the New York Stock Exchange;
•	to or through brokers or dealers who may act as principal or agent; or
•	in one or more negotiated transactions at prevailing market prices or negotiated prices.

You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the A ordinary shares being offered.

The brokers or dealers through or to whom the A ordinary shares may be sold may be deemed underwriters of the shares within the meaning of the Securities Act of 1933, as amended, in which event all brokerage commissions or discounts and other compensation received by those brokers or dealers may be deemed to be underwriting compensation. To the extent required, the names of any underwriters and applicable commissions or discounts and any other required information with respect to any particular sale will be set forth in an accompanying prospectus supplement. See “Plan of Distribution” for a further description of how the selling shareholders may dispose of the shares covered by this prospectus.

We are not selling any A ordinary shares under this prospectus and will not receive any of the proceeds from the sale of the A ordinary shares by the selling shareholders.

Our A ordinary shares are listed on the New York Stock Exchange, or the NYSE, under the symbol “ESGC.” On December 15, 2020, the last reported sales price of a share of our A ordinary shares on the NYSE was $2.01. Our principal executive offices are located at 3900 West Alameda Avenue, 32nd Floor, Burbank, California 91505 and the telephone number of our principal executive offices is +1 (818) 524-7000.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED HEREIN ON PAGE 4 AND IN THE APPLICABLE PROSPECTUS SUPPLEMENT, AND IN ANY OTHER DOCUMENT INCORPORATED BY REFERENCE HEREIN OR THEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 2020.

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The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus and any accompanying prospectus supplement prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the selling shareholders may sell certain of our A ordinary shares in one or more offerings. When the selling shareholders sell A ordinary shares under this shelf registration, we may provide a prospectus supplement that will contain more specific information about the terms of such offering. In addition, the prospectus supplement may also add, update or change the information contained or incorporated in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus. You should read and consider all information contained in this prospectus and the applicable prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” “and similar terms refer to Eros STX Global Corporation, an Isle of Man company limited by shares, and its consolidated subsidiaries. “Eros” refers to “Eros International Plc. prior to the Merger (as defined herein). “STX” refers to STX Filmworks, Inc.

All references in this prospectus to “dollars” or “$” are to United States dollars.

All references in this prospectus to “GBP” are to British pound sterling.

RISK FACTORS

Investing in our A ordinary shares involves a high degree of risk. You should carefully consider the risks, uncertainties and other factors described under the heading “Risk Factors” in our filings with the SEC, including in our recent Transition Report on Form 20-F submitted to the SEC on October 30, 2020, as supplemented and updated by subsequent Reports of Foreign Private Issuer on Form 6-K that we have submitted or will submit to the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement and any related free writing prospectus.

If any of these risks were to occur, our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected. If this occurs, the trading price of our A ordinary shares could decline, and you could lose all or part of your investment. For more information about our SEC filings, please see “Where You Can Find More Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement or any document incorporated by reference may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and such statements are subject to the safe harbors created thereby. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “approximately,” “anticipate,” “believe,” “estimate,” “continue,” “could,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and similar expressions. Those statements include, among other things, the discussions of the combined company’s business strategy and expectations concerning its and the combined company’s market position, future operations, margins, profitability, liquidity and capital resources, tax assessment orders and future capital expenditures. All such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we are expecting, including, without limitation: our ability to successfully and cost-effectively source film content; the combined company’s ability to achieve the desired growth rate of Eros Now, its digital over-the-top (“OTT”) entertainment service; our ability to maintain or raise sufficient capital; delays, cost overruns, cancellation or abandonment of the completion or release of the combined company’s films; our ability to predict the popularity of its films, or changing consumer tastes; our ability to maintain existing rights, and to acquire new rights, to film content; our ability to successfully defend any future class action lawsuits it is a party to in the U.S.; anonymous letters to regulators or business associates or anonymous allegations on social media regarding the combined company’s business practices, accounting practices and/or officers and directors; the combined company’s dependence on the Indian box office success of its Hindi and high budget Tamil and Telugu films; our ability to recoup the full amount of box office revenues to which it is entitled due to underreporting of box office receipts by theater operators; our dependence on our relationships with theater operators and other industry participants to exploit the combined company’s film content; our ability to mitigate risks relating to distribution and collection in international markets; fluctuation in the value of the Indian rupee against foreign currencies; our ability to compete in the Indian film industry; our ability to compete with other forms of entertainment; our ability to combat piracy and to protect its intellectual property; our ability to maintain an effective system of internal control over financial reporting; contingent liabilities that may materialize, our exposure to liabilities on account of unfavorable judgments/decisions in relation to legal proceedings involving the combined company or its subsidiaries and certain of its directors and officers; our ability to successfully respond to technological changes; regulatory changes in the Indian film industry and our ability to respond to them; our ability to satisfy debt obligations, fund working capital and pay dividends; the monetary and fiscal policies of India and other countries around the world, inflation, deflation, unanticipated turbulence in interest rates, foreign exchange rates, equity prices or other rates or prices; our ability to address the risks associated with acquisition opportunities; risks that the ongoing novel coronavirus pandemic and its spread, and related public health measures in India and elsewhere, may have material adverse effects on our business, financial position, results of operations and/or cash flows; challenges, disruptions and costs of the Merger and related transactions, integrating the Eros and STX businesses and achieving anticipated synergies, and the risk that such synergies will take longer to realize than expected or may not be realized in whole or in part; the amount of any costs, fees, expenses, impairments and charges related to the Merger and related transactions; uncertainty as to the effects of the consummation of the Merger and related transactions on the market price of our A Ordinary Shares and/or the combined company’s financial performance; and uncertainty as to the long-term value of the combined company’s ordinary shares.

The forward-looking statements contained in this prospectus are based on historical performance and management’s current plans, estimates and expectations in light of information currently available and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting the combined company will be those that it has anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. Should one or more of these risks or uncertainties materialize or should any assumptions prove to be incorrect, actual results may vary in material respects from what may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

COMPANY OVERVIEW

Our Company

We are a global entertainment company headquartered in Burbank, California (the former headquarters of STX), with Eros India operations headquartered in Mumbai, India (the former headquarters of Eros). We produce, market and distribute content to audiences around the world across traditional and digital media platforms. Prior to the Merger (as defined below), Eros was founded in 1977 and was one of the oldest companies in the Indian film industry to focus on international markets and STX was founded in 2011 and was a leading independent Hollywood studio focused on producing, marketing, owning and distributing film and television content for global audiences across traditional and digital media platforms. On July 30, 2020, we completed the Merger with STX, a transaction that has further scaled our global operations and diversified our global sources of revenue and consumers. Following the Merger, we changed our name to Eros STX Global Corporation. Our A Ordinary Shares are listed on the NYSE; symbol “ESGC”.

We believe we are pioneers in our business. Our success is built on the relationships we have cultivated with leading talent, producers, exhibitors and other key participants in the entertainment industry in the U.S. and India and with our partners around the world. We have aggregated multi-format rights to over 3,000 films in the Eros library, including recent and classic titles that span different genres, budgets and languages, and STX has amassed a high-quality library of 48 films that generates substantial revenue.

We believe the Merger will drive long-term growth in diversified markets and provide a consistent revenue profile for our Company. Our digital platform, Eros Now, is the largest Indian-content OTT entertainment service network and an important part of our global strategy of delivering quality content direct to consumers around the world.

The Merger

As previously disclosed, on July 30, 2020, our subsidiary England Holdings 2, Inc. merged with and into STX, with STX remaining as the surviving corporation and a wholly owned subsidiary of Eros (the “Merger”) in accordance with the terms of an Agreement and Plan of Merger, dated as of April 17, 2020 (as amended, restated or otherwise modified from time to time, the “Merger Agreement”) by and among Eros, STX, England Holdings 2, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Eros) and England Merger 1 Corp., a Delaware corporation and direct wholly owned subsidiary of England Holdings 2. The Merger was accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805, with STX selected as the accounting acquirer under this guidance. Consequently, our historical financial statements (in all subsequent financial statements that reflect the Merger) are those of STX.

Company Information

Eros STX Global Corporation is a company limited by shares incorporated in the Isle of Man, company number 007466V. We maintain our registered office at First Names House, Victoria Road, Douglas, Isle of Man IM2 4DF, British Isles, and our principal executive office in the U.S. is at 3900 West Alameda Avenue, 32nd Floor, Burbank, California 91505, and our telephone number is +1(818) 524-7000. We maintain a website at www.ErosSTX.com. Information contained in our website is not a part of, and is not incorporated by reference into, this prospectus. You should only rely on the information contained or incorporated by reference in this prospectus or any accompanying prospectus supplement when making a decision as to whether or not to invest in our A ordinary shares.

CAPITALIZATION

A prospectus supplement or Report of Foreign Private Issuer on Form 6-K incorporated by reference into the registration statement of which this prospectus forms a part will include information on our consolidated capitalization.

USE OF PROCEEDS

The selling shareholders will receive all net proceeds from the sale of the A ordinary shares offered by this prospectus and any applicable prospectus supplement. We will not receive any of the proceeds from the sale of A ordinary shares by the selling shareholders.

DESCRIPTION OF A ORDINARY SHARES

We were incorporated in the Isle of Man as Eros International Plc on March 31, 2006 under the Companies Act 1931 Act (the “1931 Act”), as a public company limited by shares. Effective as of September 29, 2011, we were de-registered under the 1931 Act and re-registered as a company limited by shares under the Companies Act 2006 (the “2006 Act”). The 2006 Act provides that re-registration does not prejudice or affect in any way the continuity or legal validity of a company.

Unless our board of directors shall otherwise direct, the share capital available for issue is GBP 150,000,000 divided into 500,000,000 ordinary shares designated as either A ordinary shares or B ordinary shares.

On December 11, 2020, 185,317,843 A ordinary shares and 21,700,418 B ordinary shares were issued and outstanding.

The following is a description of the material provisions of our ordinary shares and the other material terms of our articles of association and certain provisions of Isle of Man law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of association, copies of which have been filed with the SEC.

Dividends

Holders of our A ordinary shares and B ordinary shares whose names appear on the register on the date on which a dividend is declared by our board of directors are entitled to such dividends according to the shareholders’ respective rights and interests in our profits and subject to the satisfaction of the solvency test contained in the 2006 Act. Any such dividend is payable on the date declared by our board of directors, or on any other date specified by our board of directors. Under the 2006 Act, a company satisfies the solvency test if (a) it is able to pay its debts as they become due in the normal course of its business and (b) the value of its assets exceeds the value of its liabilities. Under certain circumstances, if dividend payments are returned to us undelivered or left uncashed, we will not be obligated to send further dividends or other payments with respect to such ordinary shares until that shareholder notifies us of an address to be used for the purpose. In the discretion of our board of directors, all dividends unclaimed for a period of twelve months may be invested or otherwise used by our board of directors for our benefit until claimed (and we are not a trustee of such unclaimed funds) and all dividends unclaimed for a period of twelve years after having become due for payment may be forfeited and revert to us.

Voting Rights

Each A ordinary share is entitled to one vote on all matters upon which the ordinary shares are entitled to vote, and each B ordinary share is entitled to ten votes. In order to vote at any meeting of shareholders, a holder of B ordinary shares will first be required to certify that it is a permitted holder as defined in our articles.

General Meetings

Unless unanimously approved by all shareholders entitled to attend and vote at the meeting, all general meetings for the approval of a resolution appointing a director may be convened by our board of directors with at least 21 days’ notice (excluding the date of notice and the date of the general meeting), and any other general meeting may be convened by our board of directors with at least 14 days’ notice (excluding the date of notice and the date of the general meeting). A quorum required for any general meeting consists of shareholders holding at least 30% of our issued share capital. The concept of “ordinary,” “special” and “extraordinary” resolutions is not recognized under the 2006 Act, and resolutions passed at a meeting of shareholders only require the approval of shareholders present in person or by proxy, holding in excess of 50% of the voting rights exercised in relation thereto. However, as permitted under the 2006 Act, our articles of association incorporate the concept of a “special resolution” (requiring the approval of shareholders holding 75% or more of the voting rights exercised in relation thereto) in relation to certain matters, such as directing the management of our business (subject to the provisions of the 2006 Act and our articles), sanctioning a transfer or sale of the whole or part of our business or property to another company (pursuant to the relevant section of the 1931 Act) and allocating any shares or other consideration among the shareholders in the event of a winding up.

Rights to Share in Dividends

Our shareholders have the right to a proportionate share of any dividends we declare.

Limitations on Right to Hold Shares

Our articles identify certain “permitted holders” of B ordinary shares. Any B ordinary shares transferred to a person other than a permitted holder will, immediately upon registration of such transfer, convert automatically into A ordinary shares. If the voting power of the B ordinary shares in issue is at any time less than 2% of the voting power of all ordinary shares in issue, such B ordinary shares will, as soon as reasonably practicable, convert automatically into an equivalent number of fully paid A ordinary shares.

Untraceable Shareholders

Under certain circumstances, if any payment with respect to any ordinary shares has not been cashed and we have not received any communications from the holder of such ordinary shares, we may sell such ordinary shares after giving notice in accordance with procedures set out by our articles to the holder of the ordinary shares and any relevant regulatory authority.

Action Required to Change Shareholder Rights or Amend Our Memorandum or Articles of Association

All or any of the rights attached to any class of our ordinary shares may, subject to the provisions of the 2006 Act, be amended either with the written consent of the holders of 75% of the issued shares of that class or by a resolution passed at a general meeting of the holders of shares of that class. Furthermore, our memorandum and articles of association may be amended by a special resolution of the holders of 75% of the issued shares.

Liquidation Rights

On a return of capital on winding up, assets available for distribution among the holders of ordinary shares will be distributed among holders of our ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Minority Shareholder Protections

Under the 2006 Act, if a shareholder believes that the affairs of the company have been or are being conducted in a manner that is unfair to such shareholder or unfairly prejudicial or oppressive, the shareholder can seek a range of court remedies including winding up the company or setting aside decisions in breach of the 2006 Act or the company’s memorandum and articles of association. Further, if a company or a director of a company breaches or proposes to breach the 2006 Act or its memorandum or articles of association, then, in response to a shareholder’s application, the Isle of Man Court may issue an order requiring compliance with the 2006 Act or the memorandum or articles of association; alternatively, the Isle of Man Court may issue an order restraining certain action to prevent such a breach from occurring.

The 2006 Act also contains provisions that enable a shareholder to apply to the Isle of Man Court for an order directing that an investigation be made of a company and any of its associated companies.

Registration Rights

2020 Registration Rights Agreement

Pursuant to the Merger Agreement, we entered into a Registration Rights Agreement (the “2020 Registration Rights Agreement”) with certain shareholders of the Company affiliated with Kishore Lulla and his family (the “Founders Group”) and certain former stockholders of STX (the “STX Holders”) who were (i) entitled to receive contingent value rights (“CVRs”) in the Merger and/or (ii) purchasers of A ordinary shares in connection with certain equity financing arrangements contemplated in the Merger Agreement (the “Equity Financing”).

Pursuant to the 2020 Registration Rights Agreement, we are required to prepare and file with the SEC a registration statement on Form F-3 providing for the resale from time to time of the A ordinary shares issued (1) at the effective time of the Merger (the “Effective Time”) to the STX Holders who purchased A ordinary shares in the Equity Financing and (2) upon the settlement of the CVRs issued to the STX Holders pursuant to the Merger Agreement. We have agreed to use our commercially reasonable efforts to keep the registration statement continuously effective until the earliest of (i) the date as of which all A ordinary shares covered by this registration statement have been sold, (ii) such shorter period as may be agreed by all of the STX Holders holding A ordinary shares then covered by this registration statement or (iii) the four-year anniversary of the date of effectiveness of this registration statement.

The STX Holders have the right, from time to time, to cause us to undertake underwritten offerings or sales of A ordinary shares covered by the this registration statement having an aggregate value of at least $20 million (each, a “Shelf Take-Down”), in each case at our expense. We will not be obligated in any calendar year to effect more than four block trade Shelf Take-Downs or one Shelf Take-Down that is not a block trade.

In addition to the rights of the STX Holders under the 2020 Registration Rights Agreement, the Founders Group has the right, from time to time after the three-month anniversary of the effective date of the Merger, to demand registration, at our expense, of A ordinary shares having an aggregate value of at least $20 million. We will not be obligated to effect more than five such demand registrations, in the aggregate, and such demand registrations are subject to customary “piggyback” registration rights in favor of the STX Holders and the Founders Group.

Reliance Registration Rights Agreement

We entered into a registration rights agreement with Reliance Industrial Investments and Holdings Limited, dated August 8, 2018 (the "Reliance Registration Rights Agreement") in connection with the purchase by Reliance Industries Limited ("Reliance"), of our A ordinary shares. The terms of the Reliance Registration Rights Agreement required that we register the resale of the A ordinary shares held by Reliance as of the date of the Reliance Registration Rights Agreement and also requires that we register the resale of any A ordinary shares subsequently acquired by Reliance. We filed a Registration Statement on Form F-3 (File No. 333-227380) on September 17, 2018 as required by the Reliance Registration Rights Agreement. The SEC declared the registration statement effective on October 9, 2018.

Anti-takeover Effects of Our Dual Class Structure

As a result of our dual class structure, the Founders Group and our executives and employees will have significant influence over all matters requiring shareholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of our company or its assets. This concentrated control could discourage others from initiating any potential merger, takeover or other change of control transaction that other shareholders may view as beneficial.

U.K. Code on Takeovers and Mergers

The City Code on Takeovers and Mergers, or the City Code, will apply to us, if the UK Panel on Takeovers and Mergers, or the Panel, considers that our place of central management and control is in the United Kingdom, the Channel Islands or the Isle of Man. Under the City Code (amongst other rules designated to protect shareholders), if an acquisition of interests in the A ordinary shares and/or B ordinary shares were to increase the aggregate holding of an acquirer and persons acting in concert with it to an interest in the A ordinary shares and/or B ordinary shares carrying 30% or more of the voting rights exercisable at a general meeting of the Company, the acquirer and, depending upon the circumstances, persons acting in concert with it, would be required (except with the consent of the Panel) to make a cash offer (or an offer with a cash alternative) for the outstanding A ordinary shares and B ordinary shares and any other equity share capital we have issued at a price not less than the highest price paid for any interest in the A ordinary shares or B ordinary Shares (as applicable) by the acquirer or persons acting in concert with it during the 12 months prior to the announcement of the offer. Offers for different classes of equity share capital must be comparable and the Panel should be consulted in advance in such cases. A similar obligation to make such a mandatory offer would also arise on the acquisition of an interest in A ordinary shares and/or B ordinary shares by a person holding (together with persons acting in concert with it) an interest in A ordinary shares and/or B ordinary shares carrying between 30% and 50% of the voting rights in the Company if the effect of such acquisition was to increase the percentage of shares carrying voting rights in which it is interested.

Indian Takeover Regulations

The SEBI (Substantial Acquisition of Shares and Takeover) Regulations, 2011 (the “Takeover Regulations”) came into effect on October 22, 2011, which was last amended on August 14, 2017, superseding the earlier takeover regulations. The Takeover Regulations provide the process, timing and disclosure requirements for a public announcement of an open offer in India and the applicable pricing norms.

Pursuant to the Takeover Regulations, a requirement to make a mandatory open offer by an “acquirer” (together with persons acting in concert with it) for at least 26% of the total shares of the Indian listed company, to all shareholders of such company (excluding the acquirer, persons acting in concert with it and the parties to any underlying agreement including persons deemed to be acting in concert) is triggered, subject to certain exemptions including transfers between promoters, if an acquirer acquires shares or voting rights in the Indian listed company, which together with its existing holdings and those of any persons acting in concert with him entitle the acquirer and persons acting in concert to exercise 25% or more of the voting rights in the Indian listed company; or an acquirer that holds between 25% and the maximum permissible non-public shareholding of an Indian listed company, acquires additional voting rights of more than 5% during a financial year; or an acquirer acquires, directly or indirectly, control over an Indian listed company, irrespective of acquisition of shares or voting rights in the Indian listed company.

An acquisition of shares or voting rights in, or control over, any company that would enable a person to exercise or direct the exercise of such percentage of voting rights in, or control over, an Indian listed company, the acquisition of which would otherwise attract the obligation to make an open offer under the Takeover Regulations will also trigger a mandatory open offer under the Takeover Regulations. Where the primary target of the acquisition is an overseas parent of an Indian listed company and the Indian listed company represents over 80% of a specified materiality parameter (including asset value, revenue or market capitalization) of the overseas parent company, such acquisition would be treated as a “direct acquisition” of the Indian listed company.

Compulsory Acquisitions under the 2006 Act

Under the 2006 Act, where a scheme or contract involving the acquisition of a company’s shares has within sixteen weeks after the making of the offer been approved by the holders of not less than 90% in value of the shares affected, the acquiring party may, within eight weeks after the expiration of the sixteen-week period, by notice to the remaining shareholders compulsorily acquire their shares. The dissenting shareholders may, however, within one month of the date of the notice, apply to court for relief.

Differences in Corporate Law

A chart summarizing certain material differences between the rights of holders of our A ordinary shares and the rights of holders of the common stock of a typical corporation incorporated under the laws of the State of Delaware that result from differences in governing documents and the laws of Isle of Man and Delaware contained in our Transition Report on Form 20-F for the transition period from September 30, 2019 to March 31, 2020 is incorporated by reference.

Changes in Capital

The conditions in our articles of association governing changes in capital are not more stringent than as required under the 2006 Act. Our articles of association provide that our directors may, by resolution, alter our share capital. The 2006 Act subjects any reduction of share capital to the statutory solvency test. The 2006 Act provides that a company satisfies the solvency test if it is able to pay its debts as they become due in the normal course of the company’s business and where the value of the company’s assets exceeds the value of its liabilities.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare Trust Company, N.A.

New York Stock Exchange

Our A ordinary shares are listed on New York Stock Exchange under the symbol “ESGC.”

SELLING SHAREHOLDERS

This prospectus covers the public resale of the A ordinary shares owned by the selling shareholders named below. Such selling shareholders may from time to time sell some, all or none of their respective shares. We do not know how long the selling shareholders will hold the shares offered hereunder before selling them and the selling shareholders make no representation that any A ordinary shares covered by this prospectus will or will not be offered for sale.

The following table sets forth the name of each of the selling shareholders, the number of our A ordinary shares and the percentage of our A ordinary shares beneficially owned by each selling shareholder prior to this offering, the number of shares that may be offered under this prospectus by each selling shareholder, and the number of A ordinary shares and the percentage of our A ordinary shares to be beneficially owned by each selling shareholder after completion of this offering, assuming that all shares offered hereunder are sold as contemplated herein.

The total A ordinary shares listed for each selling shareholder in the table below includes an estimate of A ordinary shares to be received as consideration for the Merger on the date (the “Settlement Date”) that is the earlier to occur of (1) the effectiveness of the registration statement of which this prospectus forms a part and (2) January 30, 2021. Pursuant to the Merger Agreement, at the effective time of the Merger, each share of STX preferred stock issued and outstanding immediately prior to the Merger was converted into the right to receive a number of CVRs, and such CVRs in turn entitle the holder thereof to receive, on the Settlement Date, a number of our A ordinary shares to be calculated in accordance with certain agreements governing the CVRs. The aggregate number of A ordinary shares to be issued to the selling shareholders and the allocation of shares among the selling shareholders will be calculated using the 10-day trailing volume weighted average price of our A ordinary shares (“VWAP”) on the Settlement Date. The estimates reflected in the table below are based on a VWAP of $2.12 on December 11, 2020. The aggregate number of A ordinary shares to be issued to the selling shareholders upon settlement of the CVRs will be equal to, and will in no event exceed, 171,912,291.

The number of A ordinary shares in the column “Maximum Number of A Ordinary Shares That May Be Offered” represents all of the A ordinary shares that each of the selling shareholders may offer under this prospectus. The selling shareholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their respective shares since the date on which the information in the table is presented. Information about the selling shareholders may change over time.

Information with respect to beneficial ownership is based on our records, information filed with the SEC or information furnished to us by each selling shareholder. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each shareholder identified in the table possesses sole voting and investment power over all A ordinary shares shown as beneficially owned by such shareholder.

	A Ordinary Shares Beneficially Owned		Maximum Number of A Ordinary Shares That May Be Offered	A Ordinary Shares Beneficially Owned after this Offering (assuming the sale of all A ordinary shares that may be sold hereunder)
	A Ordinary Shares	Percentage of Total Outstanding A Ordinary shares(1)		A Ordinary Shares	Percentage of Total Outstanding A Ordinary shares(1)
Alphagold Investments Ltd.	51,190	0.03%	51,190	0	—
Andrew Warren(2)	3,125,082	1.69%	3,125,082	0	—
Anna Standish(3)	736,502	0.40%	736,502	0	—
Black Fish Blue Fish, LLC(4)	9,259,202.00	5.00%	9,259,202	0	—
Boston Fern Investment Limited(5)	2,255,782	1.22%	2,255,782	0	—
CFIC-2015 NV - NG STX Investments, LLC	409,654	0.22%	409,654	0	—
Cheng Kar Shing(6)	263,231	0.14%	263,231	0	—
Codelouf Ltd.(7)	262,973	0.14%	262,973	0	—
CTBC Venture Capital Co., Ltd.	51,251	0.03%	51,251	0	—
Ever Star Trading Limited(8)	525,959	0.28%	525,959	0	—
Entities affiliated with Hony Capital(9)	62,640,561	33.80%	62,640,561	0	—
Lakeside Investment Management Ltd.(10)	1,318,735	0.71%	1,318,735	0	—
Liberty Global Ventures Limited (11)	5,804,799	3.13%	5,804,799	0	—
Mijing Holdings Company Limited	51,282	0.03%	51,282	0	—
Miracle of Hob Management Ltd.	102,381	0.06%	102,381	0	—
MNJP Corporation	51,665	0.03%	51,665	0	—
New Enterprise Associates 16, L.P.	98,365	0.05%	98,365	0	—
Palace Global Investments Ltd.(12)	261,533	0.14%	261,533	0	—
PCCW Media Limited(13)	19,888,066	10.73%	19,888,066	0	—
PE Fund LP(14)	3,628,305	1.96%	3,628,305	0	—
Per Utnegaard & Partners GmbH(15)	263,356	0.14%	263,356	0	—
Ptolemy Capital, LLC(16)	3,702,468	2.00%	3,702,468	0	—
Red Fish Blue Fish, LLC	2,384,006	1.29%	2,384,006	0	—
The Michael and Karen Stone Family Foundation, Inc.	144,346	0.08%	144,346	0	—
The Raine Group LLC	33,792	0.02%	33,792	0	—
The McGrath Family Trust, dated December 20,2012	61,716	0.03%	61,716	0	—
TPG Funds(17)	72,874,671	39.32%	72,874,671	0	—
Wump of Gump, LLC	6,012,032	3.24%	6,012,032	0	—

(1) Calculated on the basis of 185,317,843 A ordinary shares outstanding as of December 11, 2020; does not reflect the additional issuance of approximately 171,912,264 A ordinary shares in connection with the CVRs upon the earlier of (i) the effectiveness of this Registration Statement and (ii) January 30, 2021.

(2) Includes 601,157 A ordinary shares purchased pursuant to the PIPE Subscription Agreement, dated July 30, 2020, among Eros and the investors party thereto (the “Pipe Subscription Agreement”) and 2,523,925 A ordinary shares estimated to be received in connection with the settlement of the CVRs on the Settlement Date.

(3) Includes 127,198 A ordinary shares purchased pursuant to the PIPE Subscription Agreement and 609,304 A ordinary shares estimated to be received in connection with the settlement of the CVRs on the Settlement Date.

(4) Includes 1,803,471 A ordinary shares purchased pursuant to the PIPE Subscription Agreement and 7,455,731 A ordinary shares estimated to be received in connection with the settlement of the CVRs on the Settlement Date.

(5) Includes 454,518 A ordinary shares purchased pursuant to the PIPE Subscription Agreement and 1,801,264 A ordinary shares estimated to be received in connection with the settlement of the CVRs on the Settlement Date.

(6) Includes 53,011 A ordinary shares purchased pursuant to the PIPE Subscription Agreement and 210,220 A ordinary shares estimated to be received in connection with the settlement of the CVRs on the Settlement Date.

(7) Includes 53,075 A ordinary shares purchased pursuant to the PIPE Subscription Agreement and 209,898 A ordinary shares estimated to be received in connection with the settlement of the CVRs on the Settlement Date.

(8) Includes 105,764 A ordinary shares purchased pursuant to the PIPE Subscription Agreement and 420,195 A ordinary shares estimated to be received in connection with the settlement of the CVRs on the Settlement Date.

(9) Includes 7,965,334 A ordinary shares purchased by Marco Alliance Limited pursuant to the PIPE Subscription Agreement and an aggregate amount of 54,675,227 A ordinary shares estimated to be received by Marco Alliance Limited in connection with the settlement of the CVRs on the Settlement Date.

(10) Includes 265,379 A ordinary shares purchased pursuant to the PIPE Subscription Agreement and 1,053,356 A ordinary shares estimated to be received in connection with the settlement of the CVRs on the Settlement Date.

(11) Includes 901,735 A ordinary shares purchased pursuant to the PIPE Subscription Agreement and 4,903,064 A ordinary shares estimated to be received in connection with the settlement of the CVRs on the Settlement Date.

(12) Includes 52,639 A ordinary shares purchased pursuant to the PIPE Subscription Agreement and 208,894 A ordinary shares estimated to be received in connection with the settlement of the CVRs on the Settlement Date.

(13) Includes 2,705,207 A ordinary shares purchased pursuant to the PIPE Subscription Agreement and 17,182,859 A ordinary shares estimated to be received in connection with the settlement of the CVRs on the Settlement Date.

(14) Includes 642,587 A ordinary shares purchased pursuant to the PIPE Subscription Agreement and 2,985,718 A ordinary shares estimated to be received in connection with the settlement of the CVRs on the Settlement Date.

(15) Includes 53,075 A ordinary shares purchased pursuant to the PIPE Subscription Agreement and 210,281 A ordinary shares estimated to be received in connection with the settlement of the CVRs on the Settlement Date.

(16) Includes 601,157 A ordinary shares purchased pursuant to the PIPE Subscription Agreement and 3,101,311 A ordinary shares estimated to be received in connection with the settlement of the CVRs on the Settlement Date.

(17) Includes 7,965,334 A ordinary shares purchased by TPG Growth IV Oscars, L.P., a Delaware limited partnership, pursuant to the PIPE Subscription Agreement and an aggregate amount of 64,909,337 A ordinary shares estimated to be received by TPG Growth IV Oscars, L.P., TPG Star AIV II, L.P., a Delaware limited partnership, TPG Star BDH, L.P., a Delaware limited partnership and TPG STAR, L.P., a Delaware limited partnership (collectively, the “TPG Funds”) in connection with the settlement of the CVRs on the Settlement Date. The general partner of TPG Growth IV Oscars, L.P. is TPG Growth GenPar IV, L.P., a Delaware limited partnership, whose general partner is TPG Growth GenPar IV Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation. The general partner of TPG Star AIV II, L.P. is TPG Star Genpar AIV, L.P., a Delaware limited partnership, whose general partner is TPG Star Genpar AIV Advisors, L.L.C., a Delaware limited liability company, whose sole member is TPG Holdings II, L.P., a Delaware limited partnership, whose general partner is TPG Holdings II-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P. The general partner of TPG Star BDH, L.P. is TPG GP Advisors, Inc., a Delaware corporation. The general partner of TPG STAR, L.P. is TPG STAR GenPar, L.P., a Delaware limited partnership, whose general partner is TPG Star Genpar Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P. David Bonderman and James G. Coulter are sole shareholders of each of TPG Group Holdings (SBS) Advisors, Inc. and TPG GP Advisors, Inc. and may therefore be deemed to beneficially own the securities held by the TPG Funds. Messrs. Bonderman and Coulter disclaim beneficial ownership of the securities held by the TPG Funds except to the extent of their pecuniary interest therein. The address of the each of the TPG Funds and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

PLAN OF DISTRIBUTION

The selling shareholders may offer and sell, from time to time, some or all of the A ordinary shares covered by this prospectus. Registration of the A ordinary shares covered by this prospectus does not mean, however, that those shares necessarily will be offered or sold. We will not receive any proceeds from any sale by the selling shareholders of the A ordinary shares. See “Use of Proceeds.” We will pay all costs, expenses and fees in connection with the registration of the A ordinary shares, including fees of our counsel and accountants, fees payable to the SEC and fees of counsel to the selling shareholders. The selling shareholders will pay all underwriting discounts and commissions and similar selling expenses, if any, attributable to the sale of the A ordinary shares covered by this prospectus.

The selling shareholders may sell the A ordinary shares covered by this prospectus from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:

•	in privately negotiated transactions;
•	through broker-dealers, who may act as agents or principals;
•	in a block trade in which a broker-dealer will attempt to sell a block of shares of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	through one or more underwriters on a firm commitment or best-efforts basis;
•	directly to one or more purchasers;
•	through agents; or
•	in any combination of the above.

In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the A ordinary shares by a broker-dealer as principal and resales of the A ordinary shares by the broker-dealer for its account pursuant to this prospectus;
•	ordinary brokerage transactions; or
•	transactions in which the broker-dealer solicits purchasers.

At any time a particular offer of the A ordinary shares covered by this prospectus is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of A ordinary shares covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any option under which underwriters may purchase additional A ordinary shares from the selling shareholders, any discounts, commissions, concessions and other items constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the A ordinary shares covered by this prospectus.

In connection with the sale of the A ordinary shares covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of A ordinary shares for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

Any underwriters, broker-dealers or agents participating in the distribution of the A ordinary shares covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. The selling shareholders may also be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the sale of the A ordinary shares may be deemed to be underwriting commissions under the Securities Act.

The selling shareholders may enter into derivative transactions with third parties, or sell A ordinary shares to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell A ordinary shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use A ordinary shares pledged by the selling shareholders or borrowed from the selling shareholders or others to settle those sales or to close out any related open borrowings of A ordinary shares, and may use A ordinary shares received from the selling shareholders in settlement of those derivatives to close out any related open borrowings of A ordinary shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

The selling shareholders may authorize underwriters, dealers and agents to solicit from third parties offers to purchase A ordinary shares under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions the selling shareholders may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us and the selling shareholders, to indemnification by us and the selling shareholders against certain liabilities, including liabilities under the Securities Act.

In connection with the offering, the underwriters may purchase and sell A ordinary shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares from the selling shareholders in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the A ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of A ordinary shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the Company’s A ordinary shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the A ordinary shares. As a result, the price of the A ordinary shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

Certain underwriters, agents or dealers or their affiliates may have provided from time to time, and may provide in the future, investment, commercial banking, derivatives and financial advisory services to the Company, the selling shareholders and their respective affiliates in the ordinary course of business, for which they have received or may receive customary fees and commissions.

Some of the A ordinary shares covered by this prospectus may be sold in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fee	$45,394.04
FINRA filing fee	*
Legal fees and expenses	*
Accountants’ fees and expenses	*
Printing fees	*
Miscellaneous	*
TOTAL	*

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. To be provided by a prospectus supplement or a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

In connection with particular offerings of the A ordinary shares in the future, and if stated in the applicable prospectus supplements, the validity of those A ordinary shares will be passed upon for us by Appleby (Isle of Man) LLC.

EXPERTS

The consolidated financial statements of STX Filmworks, Inc. for the years ended September 30, 2017, 2018 and 2019, and for the six months ended March 31, 2020, appearing in Eros STX Global Corporation’s Transition Report on Form 20-F, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of Eros International Plc and management’s report on internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton Bharat LLP (formerly Grant Thornton India LLP), independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we have filed with the SEC under the Securities Act. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities described in this prospectus. The SEC’s rules and regulations allow us to omit certain information included in the registration statement from this prospectus. The registration statement may be inspected by anyone without charge at the SEC’s principal office at 100 F Street, N.E., Washington, D.C. 20549.

In addition, we file annual and special reports with the SEC under the Exchange Act. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may also obtain copies of this information by mail from the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at rates determined by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect reports, proxy statements and other information that we have filed electronically with the SEC at the SEC’s web site at http://www.sec.gov/.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below and any filings made by us with the SEC under Sections 13(a), 13(c), or 15(d) of the Exchange Act from the initial filing of this registration statement of which this prospectus forms a part until all of the securities offered in this prospectus are sold; provided, however, we are not incorporating by reference any information furnished (but not filed) of any Current Report of Foreign Private Issuer on Form 6-K:

•	our Annual Report on Form 20-F, submitted to the SEC on July 30, 2020;
•	our Transition Report on Form 20-F submitted to the SEC on October 30, 2020, as amended by our Report on Form 20-F/A, submitted to the SEC on November 3, 2020, which contains audited consolidated financial statements of STX Filmworks, Inc. for the years ended September 30, 2017, 2018 and 2019 and the six months ended March 31, 2020;
•	our Report of Foreign Private Issuer on Form 6-K submitted to the SEC on December 16, 2020, which contains unaudited condensed consolidated interim financial statements of STX Filmworks, Inc. as of and for the three months ended June 30, 2020;
•	our Report of Foreign Private Issuer on Form 6-K, submitted to the SEC on December 2, 2020; and
•	the description of our A ordinary shares contained in our registration statement on Form F-1/A filed with the SEC on July 7, 2014, including any amendment or report filed for the purpose of updating that description.

Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference in this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes the statement. Any such statement or document so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

In addition, any Reports of Foreign Private Issuer on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any Reports of Foreign Private Issuer on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this prospectus, but not delivered with this prospectus, without charge to the requester, upon written or oral request. Requests for such copies should be directed to:

Eros STX Global Corporation

3900 West Alameda Avenue, 32nd Floor

Burbank, California 91505

(818) 524-7000

Publicly filed documents concerning our company which are referred to in this prospectus may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained from the Public Reference Room at the SEC principal office, 100 F Street, N.E., Washington D.C. 20549, after payment of fees at prescribed rates. Information may be obtained on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that make electronic filings through its Electronic Data Gathering, Analysis, and Retrieval, or EDGAR, system. We have made all our filings with the SEC using the EDGAR system.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a limited company incorporated under the laws of the Isle of Man. The majority of our assets are located outside of the United States. Currently, four of the members of our board of directors are citizens or residents of the United States.

Certain of our subsidiaries, including Eros International Media Limited, are incorporated under the laws of India or other foreign jurisdictions. The majority of the directors and executive officers of such subsidiaries are not residents of the United States, and we believe that substantially all of the assets of such subsidiaries and their officers and directors may be located outside the United States.

As a result, it may not be possible for investors to effect service of process within the United States upon us or such persons or to enforce outside the United States judgments obtained against us or such persons in the United States, except, with respect to us, by effecting service on our agent in the United States, including, without limitation, judgments based upon the civil liability provisions of the United States federal securities laws or the laws of any state or territory of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable outside the United States. Investors may also have difficulties enforcing, in original actions brought in courts in jurisdictions outside the United States, liabilities under U.S. securities laws.

We have been advised by Appleby (Isle of Man) LLC, our Isle of Man counsel, that there is no statutory procedure in the Isle of Man for the recognition or enforcement of judgments of the U.S. courts. However, under Isle of Man common law, a judgment in personam given by a U.S. court may be recognized and enforced by a fresh action for the amount due under the judgment provided that the judgment: (i) is for a debt or definite sum of money (not being a sum payable in respect of taxes or other changes of a like nature or in respect of a fine or other penalty); (ii) is final and conclusive; (iii) was not obtained by fraud; (iv) is not one whose enforcement would be contrary to public policy in the Isle of Man; and (v) was not obtained in proceedings which were opposed to natural justice in the Isle of Man. Judgments issued out of the courts of the United States which comprise multiple damages are not enforceable in the Isle of Man as a result of the Protection of Trading Interests Act 1980 (an Act of Parliament) as extended to the Isle of Man by Order in Council.

A judgment or decree of a court in the United States may be enforced in India only by filing a fresh suit on the basis of the judgment or decree and not by proceedings in execution. Further, such enforcement would be subject to the restrictions set forth in the Indian Code of Civil Procedure, 1908, as amended, including under Section 13 thereof. Section 13 provides that a foreign judgment is conclusive as to any matter directly adjudicated upon except (i) where the judgment has not been pronounced by a court of competent jurisdiction, (ii) where the judgment has not been given on the merits of the case, (iii) where the judgment appears on the face of the proceedings to be founded on an incorrect view of international law or a refusal to recognize the law of India in cases where such law is applicable, (iv) where the proceedings in which the judgment was obtained were opposed to natural justice, (v) where the judgment has been obtained by fraud or (vi) where the judgment sustains a claim founded on a breach of any law in force in India.

A suit for enforcement of a foreign judgment is required to be filed in India within three years from the date of the judgment. It is difficult to predict whether a suit brought in an Indian court will be disposed of in a timely manner or be subject to untimely delay. Moreover, it is unlikely that a court in India would award damages on the same basis as a foreign court if an action were brought in India, or that an Indian court would enforce a foreign judgment if it viewed the amount of damages awarded as excessive or inconsistent with public policy in India. A party seeking to enforce a foreign judgment in India is also required to obtain prior approval from the Reserve Bank of India to repatriate any amount recovered pursuant to such enforcement, and any such amount may be subject to income tax in accordance with applicable laws. Any judgment in a foreign currency is required to be converted into Indian Rupees on the date of judgment and not on the date of payment.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

Subject to any contrary provision in a company’s articles, section 112 of the 2006 Act allows an Isle of Man company to indemnify its directors against all expenses and against all judgments, if such director acted honestly and in good faith and in what he believed to be in the best interests of the company, or where he had reasonable cause to believe that his conduct was lawful. The articles of association will not contain any contradictory provisions to section 112 of the Act. Provided that the conditions contained under section 112 of the 2006 Act and our articles of association are satisfied, the Act and our articles of association provide for the indemnification of our directors and officers in terms sufficiently broad to indemnify such person against all expenses and judgments arising under the Securities Act.

Our formation documents provide for indemnification of our officers, directors, employees and agents to the extent and under the circumstances permitted under Isle of Man law.

In addition to the indemnification to be provided by our formation documents, we have entered into agreements to indemnify our directors and executive officers. These agreements, subject to certain exceptions, require us to, among other things, indemnify these directors and executive officers for certain expenses, including attorney fees, witness fees and expenses, expenses of accountants and other advisors, and the premium, security for and other costs relating to any bond, arising out of that person’s services as a director or officer of us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Item 9. Exhibits

Exhibit No.	Description	Reference
3.1	Memorandum of Association	(a)
3.2	Amended Articles of Association of Eros International Plc (n/k/a Eros STX Global Corporation), adopted by resolution passed on 29 June 2020 and made effective 30 July 2020	(a)
4.1	Form of A Share Certificate	(c)
4.2	Registration Rights Agreement between Eros International Plc (n/k/a Eros STX Global Corporation) and the Holders party thereto, dated July 30, 2020	(e)
4.3	Registration Rights Agreement between Eros International Plc and Reliance Industrial Investments and Holdings Limited, dated August 8, 2018	(f)
4.4	Class E Contingent Value Rights Agreement, dated as of July 30, 2020, by and among Eros International Plc (n/k/a Eros STX Global Corporation), STX Filmworks, Inc., Fortis Advisors LLC, solely in its capacity as the Stockholders’ Representative, and Computershare Inc. and Computershare Trust Company, N.A., together as the Rights Agent and as initial CVR Registrar	(e)

4.5	Class D Contingent Value Rights Agreement, dated as of July 30, 2020, by and among Eros International Plc (n/k/a Eros STX Global Corporation), STX Filmworks, Inc., Fortis Advisors LLC, solely in its capacity as the Stockholders’ Representative, and Computershare Inc. and Computershare Trust Company, N.A., together as the Rights Agent and as initial CVR Registrar	(e)
4.6	Class C Contingent Value Rights Agreement, dated as of July 30, 2020, by and among Eros International Plc (n/k/a Eros STX Global Corporation), STX Filmworks, Inc., Fortis Advisors LLC, solely in its capacity as the Stockholders’ Representative, and Computershare Inc. and Computershare Trust Company, N.A., together as the Rights Agent and as initial CVR Registrar	(e)
4.7	Class B Contingent Value Rights Agreement, dated as of July 30, 2020, by and among Eros International Plc (n/k/a Eros STX Global Corporation), STX Filmworks, Inc., Fortis Advisors LLC, solely in its capacity as the Stockholders’ Representative, and Computershare Inc. and Computershare Trust Company, N.A., together as the Rights Agent and as initial CVR Registrar	(e)
4.8	Class A Contingent Value Rights Agreement, dated as of July 30, 2020, by and among Eros International Plc (n/k/a Eros STX Global Corporation), STX Filmworks, Inc., Fortis Advisors LLC, solely in its capacity as the Stockholders’ Representative, and Computershare Inc. and Computershare Trust Company, N.A., together as the Rights Agent and as initial CVR Registrar	(e)
5.1	Opinion of Appleby (Isle of Man) LLC	(d)
23.1	Consent of Appleby (Isle of Man) LLC (included in Exhibit 5.1)	(d)
23.2	Consent of Ernst & Young LLP	(d)
23.3	Consent of Grant Thornton India LLP	(d)
24.1	Powers of Attorney (included on the signature page hereto)	(d)
(a)	Previously filed on August 4, 2020 as Exhibit 3.1 to the Company’s Current Report of Foreign Private Issuer on Form 6-K and incorporated herein by reference.
(b)	Previously filed on July 27, 2016 as an exhibit to the Company’s Annual Report on Form 20-F and incorporated herein by reference.
(c)	Previously filed on October 29, 2013 as an exhibit to Amendment No. 5 to the Company’s Registration Statement on Form F-1 (File No. 333-180469) and incorporated herein by reference.
(d)	Filed herewith.
(e)	Previously filed on August 4, 2020 as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5, as applicable, to the Company’s Current Report of Foreign Private Issuer on Form 6-K and incorporated herein by reference.
(f)	Previously filed on September 17, 2018 as an exhibit to the Company’s Registration Statement on Form F-3 (File No. 333-227380) and incorporated herein by reference.

Item 10. Undertakings

A. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to Registration Statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Burbank, State of California, on December 16, 2020.

EROS STX GLOBAL CORPORATION

By:       /s/ Andrew Warren
Name:  Andrew Warren
Title:     Chief Financial Officer

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitutes and appoints Noah Fogelson and Andrew Warren, with full power of substitution and full power to act without the other, such person’s true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 to register additional securities, and to file this Registration Statement and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do to cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons have signed this Registration Statement in the capacities and on the date indicated.

/s/ Robert B. Simonds, Jr. Robert B. Simonds, Jr.	Co-Chairman, Chief Executive Officer and Director (Principal Executive Officer)	December 16, 2020
/s/ Kishore Lulla Kishore Lulla	Executive Co-Chairman and Director (Principal Executive Officer)	December 16, 2020
/s/ Noah Fogelson Noah Fogelson	Co-President	December 16, 2020
/s/ Rishika Lulla Singh Rishika Lulla Singh	Co-President and Director	December 16, 2020
/s/ Andrew Warren Andrew Warren	Chief Financial Officer (Principal Financial and Accounting Officer)	December 16, 2020

/s/ Shailesh Rao Shailesh Rao	Director	December 16, 2020
/s/ Nicholas Stone Nicholas Stone	Director	December 16, 2020
/s/ Dhirendra Swarup Dhirendra Swarup	Director	December 16, 2020
/s/ Dilip Thakkar Dilip Thakkar	Director	December 16, 2020
/s/ John Zhao John Zhao	Director	December 16, 2020